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                                                                    Exhibit 11.1

                  COMPUTATION OF EARNINGS PER COMMON SHARE
                  (In thousands, except per share amounts)


                                                                  YEARS ENDED DECEMBER 31,
                                                               ------------------------------
                                                                1997       1996        1995
                                                               ------------------------------
BASIC EARNINGS
   Net income                                                  $1,087      $ 783      $  937
   Less: Preferred stock dividends                                (40)       (81)        -
---------------------------------------------------------------------------------------------
   Income available to common stockholders                     $1,047      $ 702      $  937
=============================================================================================

   Shares
       Weighted average number of  common shares outstanding    1,531      1,061       1,011

   Basic earnings per share                                    $ 0.68      $0.66      $ 0.93
=============================================================================================

DILUTED EARNINGS
   Income available to common stockholders                     $1,047      $ 702      $  937
   Net interest expense related to convertible debt               -          -           112
---------------------------------------------------------------------------------------------
   Net income as adjusted                                      $1,047      $ 702      $1,049
=============================================================================================

   Shares
       Weighted average number of  common shares outstanding
           assuming effect of dilutive securities               1,607      1,122       1,215

   Fully diluted earnings per share                            $ 0.65      $0.63      $ 0.86
=============================================================================================